BYLAWS
OF
CANYON GOLD CORP.
(A Delaware Corporation)

Article I	–	OFFICES
Article II	–	MEETINGS OF STOCKHOLDERS
Article III	–	DIRECTORS
Article IV	–	OFFICERS
Article V	–	EXECUTIVE COMMITTEE AND OTHER COMMITTEES
Article VI	–	EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF CORPORATE FUNDS
Article VII	–	CAPITAL SHARES
Article VIII	–	INDEMNIFICATION, INSURANCE, AND OFFICER AND DIRECTOR CONTRACTS
Article IX	–	FISCAL YEAR
Article X	–	DIVIDENDS
Article XI	–	AMENDMENTS

ARTICLE  I
OFFICES

Section 1.01  Location of Offices.  The Corporation may maintain such offices within or without the State of Delaware as the Board of Directors may from time to time designate or require.

Section 1.02 Registered Office.  The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in Delaware shall be as set forth in the Certificate of Incorporation, unless changed as provided by law.

ARTICLE  II
MEETINGS OF STOCKHOLDERS

Section 2.01  Annual Meeting.  The annual meeting of the stockholders will be held the second Wednesday of April of each year, or at such other time designated by the Board of Directors and as is provided for in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors will not be held on the day designated for the annual meeting of the stockholders, or at any adjournment thereof, the Board or Directors will cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02  Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or by such person or persons as may be authorized by the Certificate of Incorporation or by these Bylaws.

Section 2.03  Place of Meetings.  Each meeting of the stockholders shall be held at such place, either within or outside Delaware, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the Corporation.

      Section 2.04  Notice of Meetings.

(a)  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) The written notice of any meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)  When a meeting is adjourned to another time or place, unless the Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Delaware General Corporation Law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.05  Waiver of Notice.  Whenever notice of a meeting is required to be given, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.

Section 2.06  Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall be not more than 60 nor less than ten days before the date of such meeting, and not more than 60 days prior to any other action.  If no record date is fixed then the record date shall be, for determining stockholders entitled to notice of or to vote at a meeting of stockholders, the close of  business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held, or, for determining stockholders for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.07  Voting Lists.  The officer or agent of the Corporation having charge of the share transfer books for shares of the Corporation will make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be open to the examination of any stockholder for any purpose germane to the meeting on a reasonably accessible electronic network, or will be kept on file at the Corporation’s principal place of business and will be subject to inspection by any stockholder during the whole time of the meeting.  The original share transfer book will be prima facie evidence as to the stockholders who are entitled to examine such list or transfer books, or to vote at any meeting of stockholders.

Section 2.08  Quorum.  One-third of the total voting power of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the stockholders.  If a quorum is present, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject will constitute action by the stockholders, unless the vote of a greater number or voting by classes is required by the laws of the state of incorporation of the Corporation or the Certificate of Incorporation.  If less than one-third of the outstanding voting power is represented at a meeting, a majority of the voting power represented by shares so present may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.09  Voting of Shares.  Each outstanding share of the Corporation entitled to vote will be entitled to one vote on each matter submitted to vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by the Certificate of Incorporation.

Section 2.10  Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, facsimile or other electronic signature.

(b)  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, facsimile, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, facsimile or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams, facsimile or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(c)  Any copy, facsimile telecommunication or other reliable electronic reproduction of the writing or transmission created pursuant to subsection (b) above may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other electronic reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 2.11  Written Consent to Action by Stockholders.

(a)  Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)  Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation.

(c)  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation.

ARTICLE  III
DIRECTORS

Section 3.01  General Powers.  The property, affairs, and business of the Corporation will be managed by its Board of Directors.  The Board of Directors may exercise all the powers of the Corporation whether derived from law, the Certificate of Incorporation or these Bylaws, except such powers as are by statute, by the Certificate of Incorporation or by these Bylaws, vested solely in the stockholders of the Corporation.

Section 3.02  Number, Term, and Qualifications.  The Board of Directors will consist of one to seven  persons.  Increases or decreases to said number may be made, within the numbers authorized by the Certificate of Incorporation, as the Board of Directors will from time to time determine by amendment to these Bylaws.  An increase or a decrease in the number of the members of the Board of Directors may also be had upon amendment to these Bylaws by a majority vote of all of the stockholders, and the number of directors to be so increased or decreased will be fixed upon a majority vote of all of the stockholders of the Corporation.  Each director will hold office until the next annual meeting of stockholders of the Corporation and until his or her successor will have been elected and will have qualified.  Directors need not be residents of the state of incorporation or stockholders of the Corporation.

Section 3.03  Classification of Directors.  In lieu of electing the entire number of directors annually, the Board of Directors may provide, at its discretion, that the directors be divided into either two or three classes, each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of stockholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election.  At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.

Section 3.04  Regular Meetings.  A regular meeting of the Board of Directors will be held without other notice than this Bylaw immediately following, and at the same place as, the annual meeting of stockholders.  Failure to hold such a meeting, however, shall not invalidate any action taken by any officer then or thereafter in office. The Board of Directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman, or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the Sate of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.06  Meetings by Telephone Conference Call. Members of the Board of Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can bear each other, and participation in a meeting pursuant to this Section will constitute presence in person at such meeting.

Section 3.07  Notice.  Notice of each meeting of the Board of Directors (except those regular meetings for which notice is not required) stating the place, day and hour of the meeting shall be given to each director at least three (3) days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery (including delivery by private courier) of written notice or by telephone, telegram, telex, facsimile, cablegram or other similar method, except that in the case of a meeting to be held pursuant to Section 3.06 notice may be given by telephone one day prior thereto.  The method of notice need not be the same to each director.  Notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address, when delivered or communicated to the director or when the telegram, telex, cablegram or other form of notice is personally delivered to the director or delivered to the last address of the director furnished by him to the Corporation for such purpose. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08  Quorum.  A majority of the number of directors will constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09  Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, will be signed by all of the directors, or all of the members of the committee, as the case may be, and the writing is filed with the minutes of the proceedings of the Board or Committee.  Such consent will have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.10  Manner of Acting.  The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors, and the individual directors will have no power as such.    No director may vote or act by proxy or power of attorney at any meeting of the Board of Directors.

Section 3.11  Vacancies and Newly Created Directorship. If any vacancies will occur in the Board of Directors by reason of death, resignation or otherwise, or if the number of directors will be increased, the directors then in office will continue to act and such vacancies or newly created directorships will be filled by a vote of the directors then in office, though less than a quorum, in any way approved by the meeting.  Any directorship to be filled by reason of removal of one or more directors by the stockholders may be filled by election by the stockholders at the meeting at which the director or directors are removed.

Section 3.12 Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except as permitted by the Delaware General Corporation Law with respect to fixing the terms and conditions of series of stock); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (e) amending the Bylaws of the Corporation; and (f) unless the resolution of the Board expressly so provides, declaring a dividend or authorizing the issuance of stock.  The delegation of authority to any committee shall not operate to relieve the Board of Directors or any member of the Board from any responsibility imposed by law.  Subject to the foregoing, the Board of Directors may provide such powers, limitations and procedures for such committees as the Board deems advisable.  To the extent the Board of Directors does not establish other procedures, each committee shall be governed by the procedures set forth for directors in this Article III as if the committee were the Board of Directors.  Each committee shall keep regular minutes of its meetings, which shall be reported to the Board of Directors when required and submitted to the Secretary of the Corporation for inclusion in the corporate records.

Section 3.13  Compensation.  Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may, by resolution of the Board of Directors, be paid their expenses, if any of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment will preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, will be presumed to have assented to the action taken unless his or her dissent will be entered in the minutes of the meeting, unless he or she will file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or will forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent will not apply to a director who voted in favor of such action.

Section 3.15  Resignations.  A director may resign at any time by delivering a written resignation to either the President, a Vice President, the Secretary, or Assistant Secretary, if any.  The resignation will become effective on its acceptance by the Board of Directors;  provided, that if the Board has not acted thereon within 10 days from the date presented, the resignation will be deemed accepted.

Section 3.16  Removal.  Any director may be removed for cause by action of the Board of Directors.  At a meeting of stockholders expressly called for that purpose, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the Corporation entitled to vote at an election of directors.

ARTICLE  IV
OFFICERS

Section 4.01  Number and Qualification.  The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, a President and one or more Vice-Presidents, a Secretary and such other officers, including a Vice-Chairman or Vice-Chairmen of the Board, Chief Financial Officer, a Treasurer and a Controller, as may from time to time be elected or appointed by the Board.  In addition, the Board of Directors or the Chief Executive Officer may elect or appoint such assistant and other subordinate officers including assistant Vice-Presidents, assistant Secretaries and assistant Treasurers, as it or he shall deem necessary or appropriate.  Any number of offices may be held by the same persons.  All officers must be natural persons

Section 4.02  Election, Term of Office, and Qualifications. The officers will be chosen by the Board of Directors annually at its annual meeting.  In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special an annual meeting of the Board of Directors.  Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) will hold his or her office until the next ensuing annual meeting of the Board of Directors and until his or her successor will have been chosen and qualified, or until his or her death, or until his or her resignation or removal in the manner provided in these Bylaws.  Any one person may hold any two or more of such offices.  The Chairman of the Board, if any, will remain a director of the Corporation during the term of his or her office.  No other officer need be a director.

Section 4.03  Subordinate Officers, Etc.  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of which will have such title, old office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties.  Subordinate officers need not be stockholders or directors.

Section 4.04  Resignations.  Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary.  Unless otherwise specified therein, such resignation will take effect on delivery.

Section 4.05  Removal.  Any officer may be removed from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by vote of a majority of the directors, with or without cause.  Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either with or without cause, by any officer on whom, such power of removal will have been conferred by the Board of Directors.  Election or appointment of an officer shall not in itself create contract rights.

Section 4.06  Vacancies and Newly Created Offices. If any vacancy will occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office will be created, then such vacancies or new created offices may be filled by the Chief Executive Officer or by Board of Directors at any regular or special meeting.

Section 4.07  Chairman of the Board.  The Chairman of the Board, if there be such an officer, will have the following powers and duties.

(a)  He or she will preside at all stockholders' meetings;

(b)  He or she will preside at all meetings of the Board of Directors;

(c)  He or she will be a member of the executive committee, if any; and

(d) He or she shall have and may exercise all such powers and perform such other duties as may be assigned from time to time by the Board of Directors.

Section 4.08  President.  The President will have the following powers and duties:

(a)  If no Chief Executive Officer has been appointed, he or she will be the Chief Executive Officer of the Corporation, and, subject to the direction of the Board of Directors, will have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees, and agents;

(b)  If no Chairman of the Board has been chosen, or if such officer is absent or disabled, he or she will preside at meetings of the stockholders and Board of Directors;

(c)   He or she will be a member of the executive committee, if any;

(d)  He or she will be empowered to sign certificates representing shares of the Corporation, the issuance of which will have been authorized by the Board of Directors; and

(e)  He or she will have all power and will perform all duties normally incident to the office of a President of a Corporation, and will exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.09  Chief Executive Officer. The Board of Directors may employ and appoint a Chief Executive Officer who may, or may not, be one of the officers or directors of the Corporation.  The Chief Executive Officer, if any will have the following powers and duties:

(a)  He or she will be the Chief Executive Officer of the Corporation and, subject to the directions of the Board of Directors, will have general charge of the business affairs and property of the Corporation and general supervision over its officers, employees, and agents:

(b)  He or she will be charged with the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors;

(c)  Subject to the approval of the Board of Directors or the executive committee, if any, he or she will employ all employees of the Corporation, or delegate such employment to subordinate officers, and will have authority to discharge any person so employed; and

(d)  He or she will make a report to the President and directors as often as required, setting forth the results of the operations under his or her charge, together with suggestions looking toward improvement and betterment of the condition of the Corporation, and will perform such other duties as the Board of Directors may require.

Section  4.09 Vice Presidents. The Board of Directors may, from time to time, designate and elect one or more Vice Presidents, one of whom may be designated to serve as Executive Vice President.  Each Vice President will have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or the President.  At the request or in the absence or disability of the President, the Executive Vice President or, in the absence or disability of the Executive Vice President, the Vice President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President, the Senior Vice President, may perform all the duties of the President, and when so acting, will have all the powers of, and be subject to all the restrictions upon, the President.

Section  4.10 Secretary. The Secretary will have the following powers and duties:

(a)  He or she will keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose;

(b)  He or she will cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

(c)  He or she will be the custodian of the records and of the seal of the Corporation, and will cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the Corporation under its seal will have been duly authorized in accordance with these Bylaws, and when so affixed, he or she may attest the same;

(d)  He or she will assume that the books, reports, statements, certificates, Certificate of Incorporation, Bylaws and other documents and records required by statute are properly kept and filed;

(e)  He or she will have charge of the share books of the Corporation and cause the share transfer books to be kept in such manner as to show at any time the amount of the shares of the Corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder or record; and he or she will exhibit at all reasonable times to any director, upon application, the original or duplicate. share register.  He or she will cause the share book referred to in Section 7.04 hereof to be kept and exhibited at the principal office of the Corporation, or at such other place as the Board of Directors will determine, in the manner and for the purposes provided in such Section;

(f)  He or she will be empowered to sign certificates representing shares of the Corporation, the issuance of which will have been authorized by the Board of Directors; and

(g)  He or she will perform in general all duties incident to the office of Secretary and such other duties as are given to him or her by these Bylaws or as from time to time may be assigned to him or her by the Board of Directors or the President.

Section 4.11 Chief Financial Officer; Treasurer.  The Chief Financial Officer or, in the absence of a Chief Financial Officer, the Treasurer shall:

(a)  be the principal financial officer of the Corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation and deposit the same in accordance with the instructions of the Board of Directors;

(b) unless assigned to the Controller, receive and give receipts and acquittances for moneys paid in on account of the Corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity;

(c) unless there is a Controller, be the principal accounting officer of the Corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all  local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the Chief Executive Officer and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations;

(d) upon request of the Board, make such reports to it as may be required at any time; and

 (e) perform all other duties incident to such office and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer.  Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the Chief Financial Officer or Treasurer.  If there is no Chief Financial Officer or Treasurer, these duties shall be performed by the Secretary or the Chief Executive Officer or other person appointed by the Board of Directors.

Section 4.12   Salaries.  The salaries and other compensation of the officers of the Corporation will be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.03 hereof.  No officer will be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the Corporation.

Section 4.13  Surety Bond.  In case the Board of Directors will so require, any officer or agent of the Corporation will execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the Corporation which may come into his or her hands.

ARTICLE  V
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 5.01  How Constituted.  The Board of Directors may designate and executive committee and such other committees as the Board of Directors may deem appropriate, each of which committees will consist of two or more directors.  Members of the executive committee and of any such other committees will be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the executive committee or any other committee.  Each member of the executive committee and of any other committee will hold office until his or her resignation or removal in the manner provided in these Bylaws.

Section 5.02  Powers.  During the intervals between meetings of the Board of Directors, the executive committee will have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation, except for such powers as by law may not be delegated by the Board of Directors to an executive committee.

Section 5.03  Proceedings.  The executive committee, and such other committees as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it will determine from time to time.  It will keep a record of its proceedings and will report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

Section 5.04  Quorum and Manner of Acting.  At all meetings of the executive committee, and of such other committees as may be determined hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee will be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present will be the act of such committee.  The members of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, will act only as a committee and the individual members thereof will have no powers as such.

Section 5.05  Resignations.  Any member of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a written resignation to either the President, the Secretary, or Assistant Secretary, or to the presiding officer of the committee of which he or she is a member, if any will have been appointed and will be in office.  Unless otherwise specified herein, such resignation will take effect on delivery.

Section 5.06  Removal.  The Board of Directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 5.07  Vacancies.  If any vacancies will occur in the executive committee or of any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members will, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, continue to act.  Such vacancy may be filled at any meeting of the Board of Directors.

Section 5.08  Compensation.  The Board of Directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not an active salaried employee of the Corporation for attendance at each meeting of said committee.

ARTICLE  VI
EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
AND DEPOSIT OF CORPORATE FUNDS

Section 6.01  Execution of Instruments.  Subject to any limitation contained in the Certificate of Incorporation or these Bylaws, the President or Chief Executive Officer, if any, or any Vice President duly designated by the Board of Directors as a signatory, may, in the name and on behalf of the Corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors.  The Board of Directors may, subject to any limitation contained in the in the Certificate of Incorporation or in these Bylaws, authorize in writing any officer or agent to execute and delivery any contract or other instrument in the name of and on behalf of the Corporation; any such authorization may be general or confined to specific instances.

Section 6.02  Loans.  No loans or advances will be contracted on behalf of the Corporation, no negotiable Paper or other evidence of its obligation under any loan or advance will be issued in its name, and no property of the Corporation will be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the Corporation, unless and except as authorized by the Board of Directors.  Any such authorization may be general or confined to specific instances.

Section 6.03  Deposits.  All monies of the Corporation not otherwise employed will be deposited from time to time to its credit in such banks and/or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 6.04  Checks, Drafts, Etc.  All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the Corporation, will be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories will be in such manner as the Board of Directors from time to time may determine.

Section 6.05  Bond and Debentures.   Every bond or debenture issued by the Corporation will be evidenced by an appropriate instrument, which will be signed by the President, or a Vice President duly authorized to so act by the Board of Directors, and by the Secretary and sealed with the seal of the Corporation.  The seal may be a facsimile, engraved or printed.  Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be a facsimile.  In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, should cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.
Section 6.06  Sale, Transfer, Etc. of Securities.  Sales transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the Corporation, and the execution and delivery on behalf of the Corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment, will be effected by the President, or by any Vice President duly authorized to so act by the Board of Directors, together with the Secretary, or by any other officer or agent thereunto authorized by the Board of Directors.

Section 6.07  Proxies.  Proxies to vote with respect to shares of other Corporations owned by or standing in the name of the Corporation will be executed and delivered on behalf of the Corporation by the President, or any Vice President duly authorized by the Board of Directors, and the Secretary or Assistant Secretary of the Corporation, or by any officer or agent thereunder authorized by the Board of Directors.

ARTICLE  VII
CAPITAL SHARES

Section 7.01  Issuance of Shares.  The issuance or sale by the Corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the Board of Directors, except as otherwise may be provided by law.  Every issuance of shares shall be recorded on the books of the Corporation maintained for such purpose by or on behalf of the Corporation.

Section 7.02  Share Certificates.  Every holder of shares in the Corporation will be entitled to have a certificate, signed by the President or any Vice President and the Secretary or Assistant Secretary, and sealed with the seal (which may be a facsimile, engraved printed) of the Corporation, certifying the number and kind, class or series of shares owned by him or her in the Corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such President, Vice President, Secretary, or Assistant Secretary may be a facsimile.  In case any officer who will have signed, or whose facsimile signature or signatures will have been used on any such certificate, will cease to be such officer of the Corporation, for any reason, before the delivery of such certificate by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures will have been used thereon, has not ceased to be such officers.  Certificates representing shares of the Corporation will be in such form as provided by the statutes of the state of incorporation. There will be entered on the share books of the Corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares, and the date of issuance thereof.  Every certificate exchanged or returned to the Corporation will be marked “canceled” with the date of cancellation.

Section 7.03  Payment for Shares.  Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the Board of Directors.  Treasury shares shall be disposed of for such consideration as may be determined from time to time by the Board. Such consideration shall be paid in such form and in such manner as the directors shall determine.  In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive.  The capital stock issued by the Corporation shall be deemed to be fully paid and non-assessable stock if:

(a)  the entire amount of the consideration has been received by the Corporation in the form of cash, services rendered, personal property, real property, leases of real property or a combination thereof; or

(b)  not less than the amount of the consideration determined to be capital pursuant to statute has been received by the Corporation in such form and the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares pursuant to statute.

Section 7.04  Transfer of Shares.  Upon presentation and surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, payment of all transfer taxes, if any, and the satisfaction of any other requirements of law, including inquiry into and discharge of any adverse claims of which the Corporation has notice, the Corporation or the transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books maintained for such purpose by or on behalf of the Corporation.  No transfer of shares shall be effective until it has been entered on such books. The Corporation or a transfer agent of the Corporation may require a signature guaranty or other reasonable evidence that any signature is genuine and effective before making any transfer.  Transfers of uncertificated shares shall be made in accordance with applicable provisions of law.

Section 7.05  Regulations.  Subject to the provisions of this Article VII and of the Certificate of Incorporation, the Board of Directors may make such rules and regulations as they deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the Corporation.

Section 7.06  Maintenance of Stock Ledger at Principal Place of Business.  A share book  (or books where more than one kind, class, or series of stock is outstanding) will be kept at the principal place of business of the Corporation, or at such other place as the Board of Directors will determine, containing the names, alphabetically arranged, of original stockholders of the Corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of shares held by each.  Such share books will at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

Section 7.07  Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of the Corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.  No certificate for shares will be valid until countersigned by a transfer agent, if at the date appearing thereon the Corporation had a transfer agent for such shares, and until registered by a registrar, if at such date the Corporation had a registrar for such shares.

Section 7.08  Lost or Destroyed Certificates.  The Corporation may issue a new certificate for shares of the Corporation of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives, to give the Corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 7.09   No Limitation on Voting Rights; Limitation on Dissenter’s Rights.  To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of stockholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modified, suspends, terminates, or otherwise affects the rights of any stockholder to cast one vote for each share of common stock registered in the name of such stockholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such stockholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of common stock of the Corporation issued and outstanding or (ii) grants to any stockholder the right to have his or her stock redeemed or purchased by the Corporation or any other stockholder on the acquisition by any person or group of persons of shares of the Corporation.  In particular, to the extent permitted under the laws of the State of Delaware, the Corporation elects not to be governed by any such provision, including the provisions of the Section 203 of the Delaware General Business Law, or any statute of similar effect or tenor.

ARTICLE  VIII
INDEMNIFICATION, INSURANCE, AND
OFFICER AND DIRECTOR CONTRACTS

Section 8.01  Definitions.  For purposes of this Article, the following  terms shall have the meanings set forth below:

(a)  Code.  The term “Code” means the Delaware General Corporation Law as it exists on the date of the adoption of this Article and as it may hereafter be amended from time to time, but in the case of any amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the Corporation to provide at the date of the adoption of this Article and prior to the amendment.

(b)  Corporation.  The term “Corporation” means Canyon Gold Corp., a Delaware corporation, and, in addition to the resulting or surviving Corporation, any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(c)  Expenses.  The term “expenses” means the actual and reasonable expenses (including but not limited to expenses of investigation and preparation and fees and disbursements of counsel, accountants or other experts) incurred by a party in connection with a proceeding.

(d)  Liability.  The term “liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or expense incurred with respect to a proceeding.

(e)  Party.  The term “party” means any individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding by reason of the fact that he is or was a director, officer or employee of the Corporation and any individual who, while a director, officer or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic Corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A party shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan.

(f)  Proceeding.  The term “proceeding” means any threatened, pending or completed action, suit or proceeding, or any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of the Corporation), and whether formal or informal.

Section 8.02  Right to Indemnification.  The Corporation shall indemnify any party to a proceeding against liability incurred in, relating to or as a result of the proceeding to the fullest extent permitted by law, including without limitation in circumstances in which, in the absence of this Section 8.02, indemnification would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code.

Section 8.03  Advancement of Expenses.  In the event of any proceeding in which a party is involved or which may give rise to a right of indemnification under this Article, following written request to the Corporation by the party, the Corporation shall pay to the party, to the fullest extent permitted by law, including without limitation in circumstances in which, in the absence of this Section 8.03, advancement of expenses would be (a) discretionary under the Code or (b) limited or subject to particular standards of conduct under the Code, amounts to cover expenses incurred by the party in, relating to or as a result of such proceeding in advance of its final disposition.

Section 8.04  Burden of Proof.  If under applicable law the entitlement of a party to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that the party did not act in accordance with such standard shall rest with the Corporation.  A party shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that the party has not met such standard. Such determination and any evaluation as to the reasonableness of amounts claimed by a party shall be made by the Board of Directors of the Corporation or such other body or persons as may be permitted by the Code. Subject to any express limitation of the Code, if so requested by the party, such determination and evaluation as to the reasonableness of the amounts claimed by the party shall be made by independent counsel who is selected by the party and approved by the Corporation (which approval shall not be unreasonably withheld). For purposes of this Article, unless otherwise expressly stated, the termination of any proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that a party did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

Section 8.05  Notification and Defense of Claim.  Promptly after receipt by a party of notice of the commencement of any proceeding, the party shall, if a claim in respect thereof is to be made against the Corporation under this Article, notify the Corporation in writing of the commencement thereof; provided, however, that delay in so notifying the Corporation shall not constitute a waiver or release by the party of any rights under this Article. With respect to any such proceeding:

(a)  the Corporation shall be entitled to participate therein at its own expense;

(b)  any counsel representing the party to be indemnified in connection with the defense or settlement thereof shall be counsel mutually agreeable to the party and to the Corporation; and

(c)  the Corporation shall have the right, at its option, to assume and control the defense or settlement thereof, with counsel satisfactory to the party.

If the Corporation assumes the defense of the proceeding, the party shall have the right to employ its own counsel, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of such proceeding shall be at the expense of the party unless (i) the employment of such counsel has been specifically authorized by the Corporation, (ii) the party shall have reasonably concluded that there may be a conflict of interest between the Corporation and the party in the conduct of the defense of such proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding.  Notwithstanding the foregoing, if an insurance carrier has supplied directors' and officers' liability insurance covering a proceeding and is entitled to retain counsel for the defense of such proceeding, then the insurance carrier shall retain counsel to conduct the defense of such proceeding unless the party and the Corporation concur in writing that the insurance carrier's doing so is undesirable.  The Corporation shall not be liable under this Article for any amounts paid in settlement of any proceeding effected without its written consent.  The Corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on a party without the party's written consent.  Consent to a proposed settlement of any proceeding shall not be unreasonably withheld by either the Corporation or the party.

Section 8.06  Enforcement.  The right to indemnification and advancement of expenses granted by this Article shall be enforceable in any court of competent jurisdiction if the Corporation denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days after the written request for indemnification or advancement of expenses is received.  If successful in whole or in part in such suit, the party's expenses incurred in bringing and prosecuting such claim shall also be paid by the Corporation. Whether or not the party has met any applicable standard of conduct, the court in such suit may order indemnification or the advancement of expenses as the court deems proper (subject to any express limitation of the Code). Further, the Corporation shall indemnify a party from and against any and all expenses and, if requested by the party, shall (within ten business days of such request) advance such expenses to the party, which are incurred by the party in connection with any claim asserted against or suit brought by the party for recovery under any directors' and officers' liability insurance policies maintained by the Corporation, regardless of whether the party is unsuccessful in whole or in part in such claim or suit.

Section 8.07  Proceedings by a Party.  The Corporation shall indemnify or advance expenses to a party in connection with any proceeding (or part thereof) initiated by the party only if such proceeding (or part thereof) was authorized by the Chief Executive Officer or Board of Directors of the Corporation.

Section 8.08  Subrogation.  In the event of any payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified party, who shall execute all papers and do everything that may be necessary to assure such rights of subrogation to the Corporation.

Section 8.09  Other Payments.  The Corporation shall not be liable under this Article to make any payment in connection with any proceeding against or involving a party to the extent the party actually receives payment (under any insurance policy, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.  A party shall repay to the Corporation the amount of any payment the Corporation makes to the party under this Article in connection with any proceeding against or involving the party, to the extent the party has otherwise actually received payment (under any insurance policy, agreement or otherwise) of such amounts advanced.

Section 8.10  Insurance.  So long as any party who is or was an officer or director of the Corporation may be subject to any possible proceeding by reason of the fact that he is or was an officer or director of the Corporation (or is or was serving in any one or more of the other capacities covered by this Article during his tenure as officer or director), if the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, such officer or director shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage applicable to any then current officer or director of the Corporation, or the Corporation shall purchase and maintain in effect for the benefit of such officer or director one or more valid, binding and enforceable policy or policies of directors' and officers' liability insurance providing, in all respects, coverage at least comparable to that provided to any then current officer or director at the Corporation.

Section 8.11  Other Rights and Remedies.  The rights to indemnification and advancement of expenses provided in this Article shall be in addition to any other rights to which a party may have or hereafter acquire under any law, provision of the Certificate of Incorporation, any other or further provision of these Bylaws, vote of the stockholders or directors, agreement or otherwise. The Corporation shall have the right, but shall not be obligated, to indemnify or advance expenses to any agent of the Corporation not otherwise covered by this Article in accordance with and to the fullest extent permitted by the Code.

Section 8.12  Applicability; Effect.  The rights to indemnification and advancement of expenses provided in this Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that he served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of each such person.  Any repeal or modification of this Article or of any Section or provision hereof shall not affect any rights or obligations then existing.  All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and each party covered hereby.

Section 8.13  Severability.  If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article, including without limitation, all portions of any Sections of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article, including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable, shall be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.

ARTICLE  IX
FISCAL YEAR

The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

ARTICLE  X
DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by the Certificate of Incorporation and these Bylaws.

ARTICLE  XI
AMENDMENTS

These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.  These Bylaws will be subject to amendment, alteration, or repeal and new Bylaws may be made, except that:

(a)      No Bylaws adopted or amended by the stockholders will be altered or repealed by the Board of Directors.

(b)      No Bylaws will be adopted by the Board of Directors which will require more than a majority of the voting shares for a quorum at a meeting of stockholders, or more than a majority of the votes cast to constitute action, by the stockholders, except where higher percentages are required by law; provided, however, that (i) if any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there will be set forth in the notice of the next meeting of stockholders for the election of directors, the Bylaws so adopted, amended or repealed, together with a concise statement of the changes made; and (ii) no amendment, alteration or repeal of this Article XI will be made except by the stockholders.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that he or she is the Secretary of Canyon Gold Corp,  a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing Bylaws of said Corporation were duly and regularly adopted as such by the Board of Directors of the Corporation at a meeting of the Board of Directors, which was duly regularly held on the 31st  day of October 2011, and that the above and foregoing Bylaws are now in full force and effect.

DATED THIS 31ST DAY OF OCTOBER.

/S/ DELBERT G. BLEWETT
Delbert G. Blewett, Secretary